Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 4, 2023, with respect to the consolidated financial statements of Carisma Therapeutics Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 14, 2023